UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2007

MCGRATH RENTCORP

(Exact name of Registrant as Specified in its Charter)

California	0-13292	94-2579843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Las Positas Road, Livermore, CA		94551-7800
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 606-9200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of the McGrath Rentcorp (the “Company”) amended Sections 8.4 and 8.5 of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of December 28, 2007, to allow for the issuance of uncertificated shares. By being able to issue uncertificated shares, the Company may now participate in the Direct Registration System. The Direct Registration System allows for shares of stock to be owned, reported, and transferred electronically without the need for physical stock certificates. Previously, the Bylaws provided for issuance of the Company’s shares of stock only in certificated form. Under California law, a shareholder may still receive a paper certificate upon request.

The full text of the Bylaws, as amended, is filed as Exhibit 3.2 to this Current Report, and amended Sections 8.4 and 8.5 thereof are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.2	Amended and Restated ByLaws of McGrath RentCorp, as amended and restated on December 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGrath RentCorp

Date: December 28, 2007	By:	/s/ Randle F. Rose
Randle F. Rose
Senior Vice President, Chief Administrative Officer and Secretary